Exhibit 10. FORM OF PROMISSORY NOTE

November 21, 2005
Salt Lake City, Utah

$5,000.00

PROMISSORY NOTE

        FOR VALUE RECEIVED, receipt of which the undersigned hereby acknowledges, the undersigned, WEST COAST CAR COMPANY, INC. ("Borrower"), hereby promises to pay to Tryant, LLC ("Lender"), the principal sum of five thousand dollars ($5,000.00), according to the following terms and conditions:

1.	Interest.  The principal sum of this Note shall bear simple
      interest at the rate of eight percent (8%) per annum.

2.	Payment.  All payments of principal and interest shall be in lawful money of the United States of America. The entire outstanding principal and interest balance shall become due and payable on demand of the Lender. This Note is full recourse.

3.	Application of Payments.  All payments shall be applied first to accrued interest and thereafter to outstanding principal.

4.	Prepayment. This Note may be prepaid without penalty, in full or in part, at any time.

5.	Governing Law.  This Note shall be governed by and construed under the laws of the State of Utah as applied to agreements between Utah residents entered into and to be performed entirely within Utah.

6.	Enforcement.  Borrower shall be liable for any and all costs of the Lender in enforcing payment of this Note, including attorney's fees.

7.	Waiver.  Borrower hereby waives demand, protest, dishonor,
      presentment and notice of non-payment.

BORROWER
WEST COAST CAR COMPANY, INC.

/s/ Robert Worthington
--------------------------
Robert Worthington
West Coast Car Company, Inc.



FORM OF LOAN AGREEMENT

LOAN AGREEMENT

	Loan Agreement made this 21st day of November, 2005 by and between West Coast Car Company, Inc., a Delaware company ("Borrower" or "Company") and Tryant, LLC, a Delaware limited liability company.

	In consideration of the mutual terms, conditions and covenants hereinafter set forth Borrower and Lender agree as follows:

         1. Loan: Subject to and in accordance with this Agreement, its terms, conditions and covenants Lender agrees to lend to Borrower on November 22, 2005 (the "Closing" date) the principal sum of Five Thousand Dollars ($5,000).

         2. Note: The Loan shall be evidenced by a Promissory Note in the form attached hereto as Exhibit A (the "Note") executed by the Borrower and delivered to Lender on Closing.

         3. Interest: The Loan shall bear interest on the unpaid principal at an annual rate of eight percent (8%). In the event of a default in payment the aforesaid interest rate shall apply to the total of principal and interest due at the time of default.

         4. Payment: Payment shall be in accordance with the terms contained in the Note. The Note may, at any time and from time to time, be paid or prepaid in whole or in part without premium or penalty. Upon the payment of the outstanding principal in full or all of the installments, if any, the interest on the Loan shall be computed and a final adjustment and payment of interest shall be made within five (5) days of the receipt of notice. Interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed and paid monthly.

         5. Representations and Warranties: Borrower represents and warrants: (i) that the execution, delivery and performance of this Agreement and the Promissory Note have been duly authorized and are proper.

         6. Default: Borrower shall be in default: (i) if any payment due hereunder is not made within thirty (30) days of the date due; (ii) in the event of assignment by Borrower for the benefit of creditors; (iii) upon the filing of any voluntary or involuntary petition in bankruptcy by or against Borrower; or (iv) if Borrower has breached any representation or warranty specified in this Agreement.

         7. Miscellaneous. This Amendment may be executed by facsimile in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. This Amendment shall be governed in all respects by the laws of the State of Utah as such laws are applied to agreements between Utah residents entered into and performed entirely in Utah.


INTENDING TO BE LEGALLY BOUND, the parties hereto have caused this Loan Agreement to be executed as of the date first above written.

BORROWER:					      LENDER:
West Coast Car Company, Inc.			 Tryant, LLC


/s/ Robert Worthington                    /s/ Jeff Jenson
----------------------                    -------------------
Robert Worthington                        Jeff Jenson

33055 Harmony Lane                        1608 W. 2225 S.
Temecula, California                      Woods Cross, Utah